Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1A of our report dated March 31, 2010, except for Note 15 of which the date is October 4, 2010, relating to the financial statements and financial statement schedule of RNK, Inc., d/b/a RNK Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

December 15, 2010